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                                                                     EXHIBIT 4.3


      THIS WARRANT AND THE SHARES OF STOCK ISSUABLE PURSUANT TO IT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                       AUTOMOTIVE PERFORMANCE GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT


      1. Number and Price of Shares Subject to Warrant. Subject to the terms and conditions set forth herein, _____________________ ("HOLDER"), is entitled to purchase from Automotive Performance Group, Inc., a Delaware corporation (the "COMPANY"), at any time after the date hereof and on or before the date of termination of this Warrant provided for in Section 15 hereof, up to _____________ shares (which number of shares is subject to adjustment and certain conditions as described below) of fully paid and nonassessable Common Stock of the Company (the "SHARES") upon surrender hereof at the principal office of the Company, and upon payment of the purchase price at said office in cash or by check. Subject to adjustment as hereinafter provided, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) shall be $_____. The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "WARRANT PRICE."

      2. Adjustment of Warrant Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows:

            (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property of the Company which such holder


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would hold on the date of such exercise had it been the holder of record of such
Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this paragraph (a) and paragraphs (b) and (c) of this Section 2.

            (b) Adjustment for Reclassification or Reorganization. In case of any reclassification or change of the outstanding Common Stock of the Company or of any reorganization of the Company on or after the date hereof (other than a merger of the Company with and into another corporation), then and in each such case the Company shall give the holder of this Warrant at least ten (10) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a), (b) and (c); in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

            (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

            (d) Adjustment for Withholding. The Company may adjust the exercise price upward to reimburse the Company for any withholding the Company reasonably believes is required in connection with the grant of this Warrant or honoring its exercise.

      3. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

      4. No Shareholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a shareholder of the Company.


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      5. Reservation of Stock. The Company covenants that during the period this
Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

      6. Exercise of Warrant.

            (a) Manner of Exercise. This Warrant may be exercised, in whole or in part, by Holder by the surrender of this Warrant (with the notice of exercise form attached hereto as Attachment A and the Investment Representation Statement attached hereto as Attachment C duly executed) at the principal office of the Company, accompanied by payment in full of the purchase price of the Shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable and in any event within five (5) days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above, and a Warrant in like tenor as this Warrant to purchase the number of Shares in respect of which this Warrant shall not have been exercised or waived.

            (b) Net Exercise. In lieu of paying the aggregate Warrant Price for the Shares by the payment method specified in Section 6(a) above, the Warrantholder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the net exercise form attached to this Warrant as Attachment B and the Investment Representation Statement attached hereto as Attachment C duly executed by the holder, in which event the Company shall issue to the holder a number of shares of the Company's Common Stock computed using the following formula:

                                    Y (A-B)
                             X = ------------
                                      A

Where X = the number of shares of Common Stock to be issued to Holder.

      Y = the number of shares of Common Stock purchasable under this Warrant.

      A = the fair market value of one share of the Company's Common Stock
          (at the date of calculation).


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      B = Warrant Price (as adjusted to the date of such calculations).

      For the purposes of the above calculation, the fair market value of the Common Stock shall mean with respect to each share of Common Stock:

                  (i) the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten trading days prior to the date of determination of fair market value; or

                  (ii) if the Company's Common Stock is not traded Over-The-Counter or on an exchange, fair market value of each share of the Common Stock shall be determined in good faith by the Company's Board of Directors, including a majority of those directors who are not then, or have not previously been, officers of the Company. Receipt and acknowledgment of this Warrant by the holder shall be deemed to be an acknowledgment and acceptance of any such fair market value determination by the Company's Board of Directors as the final and binding determination of such value for purposes of this Warrant.


      7. Certificate of Adjustment. Whenever the Warrant Price or the number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

      8. Acquisition for Own Account. This Warrant is being acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant.

      9. Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to this Warrant. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.


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      10. Investment Experience. Holder understands that an investment in this
Warrant involves substantial risk. Holder (i) has experience as an investor in Securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of investing in this Warrant and has such knowledge and experience in financial or business matters such that Holder is capable of evaluating the merits and risks of this investment in this Warrant and protecting its own interests in connection with this investment.

      11. Restricted Securities. Holder understands that this Warrant is characterized as a "restricted security" under the 1933 Act inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such Warrant may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Holder understands that no public market now exists for this Warrant and that it is uncertain whether a public market will ever exist for this Warrant or the Shares.

      12. Transfer of Warrant. This Warrant may not be transferred by Holder without the written consent of the Company, which consent will not be unreasonably withheld. Any such transfer will require an opinion of counsel reasonably acceptable to the Company stating that such transfer is exempt from the registration requirements of the Securities Act of 1933.

      13. Market Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities (other than a registration of debt securities, securities in a Rule 145 transaction or with respect to an employee benefit plan), upon notice by the Company or the underwriters managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of this Warrant or any Shares without the prior written consent of the Company and such managing underwriters for such period of time as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters, which period shall not exceed 180 days. Each Holder hereby consents to the placement of stop transfer orders with the Company's transfer agent in order to enforce the foregoing provision.

      14. Restrictive Legend. Each certificate representing (i) the Shares, and
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
            ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN


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            THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN
            OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

      15. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest of (a) ______________, (b) the sale of all or substantially all of the assets of the Company, or (c) the acquisition of the Company by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary. The Company shall give Holder written notice of such sale, merger or consolidation at least fifteen (15) and no more than ninety (90) days prior to the closing of any such sale, merger or consolidation.

      16. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

ISSUED this ________ day of ________, _____.


                                    AUTOMOTIVE PERFORMANCE GROUP, INC.
                                    a Delaware corporation

                                    By:____________________________________
                                         Name:
                                         Title:
AGREED AND ACCEPTED:

________________________________

By:_____________________________
    Name:
    Title:


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